POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Gloria Santona, Denise Horne, Jeffrey Pochowicz and Christopher Weber, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an Executive Officer of McDonald's Corporation (the "Company"), Forms 3, 4, 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144 in accordance with Rule 144 under the Securities Act of 1933;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 and 144 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of February, 2015.

/s/ Brian Mullens
Brian Mullens

CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated Gloria Santona, Denise Horne, Jeffrey Pochowicz and Christopher Weber to execute and file on the undersigned's behalf all Forms 3, 4, 5 and 144 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of McDonald's Corporation.  The authority of Gloria Santona, Denise Horne, Jeffrey Pochowicz and Christopher Weber under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with regard to the undersigned's ownership of or transactions in securities of McDonald's Corporation, unless earlier revoked in writing.  The undersigned acknowledges that Gloria Santona, Denise Horne, Jeffrey Pochowicz and Christopher Weber are not assuming, nor is McDonald's Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

/s/ Brian Mullens
Brian Mullens

Dated: February 27, 2015